AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     This Amendment dated as of December 1, 2011, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Funds Group (Invesco Funds Group), a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to remove the following series portfolios: Invesco Basic Balanced Fund, Invesco Mid Cap Basic Value Fund and Invesco Select Equity;
     NOW, THEREFORE, the parties agree that:
1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM FUNDS GROUP (INVESCO FUNDS GROUPS)

Portfolios	Effective Date of Agreement
Invesco European Small Company Fund	July 1, 2006

Invesco Global Core Equity Fund	July 1, 2006

Invesco International Small Company Fund	July 1, 2006

Invesco Small Cap Equity Fund	July 1, 2006”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

AIM FUNDS GROUP
(INVESCO FUNDS GROUP)

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

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